UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

Credit Facility – Minnesota Bank & Trust

On September 6, 2018 (the “Effective Date”), Pro-Dex, Inc. (the “Company”) entered into a Credit Agreement with Minnesota Bank & Trust, a Minnesota state banking corporation (the “MBT”), providing for a $5,000,000 term loan (the “Term Loan”) and a $2,000,000 revolving loan (the “Revolving Loan” and, together with the Term Loan, collectively, the “Loans”), evidenced by a Term Note A and a Revolving Credit Note made by the Company in favor of MBT.  The Loans are secured by substantially all of the Company’s assets pursuant to a Security Agreement entered into on the Effective Date between the Company and MBT.  The full $5,000,000 of the Term Loan was advanced to the Company on September 7, 2018.  The Revolving Loan may be borrowed against from time to time by the Company on the terms set forth in the Credit Agreement and no amounts were drawn on the Revolving Loan on the Effective Date.  The Company paid loan origination fees to MBT on the Effective Date in the amount of $60,000.

The Term Loan matures on October 1, 2025 and bears interest at a fixed rate of 5.53% per annum.  An initial payment on the Term Loan of interest only is due on October 1, 2018.  Commencing November 1, 2018 and continuing on the first day of each month thereafter until the maturity date, the Company is required to make payments of principal and interest on the Term Loan of $71,921.43, plus any additional accrued and unpaid interest through the date of payment.

The Revolving Note matures on September 6, 2019 unless earlier terminated pursuant to its terms and bears interest at the greater of (a) 4.5% or (b) the difference of the prime rate as published in the Money Rates section of the Wall Street Journal minus 0.50%.  Commencing on the first day of each month after the Company initially borrows against the Revolving Loan and each month thereafter until maturity, the Company is required to pay all accrued and unpaid interest on the Revolving Loan through the date of payment.  Any principal on the Revolving Loan that is not previously prepaid by the Company shall be due and payable on the maturity date (or earlier termination of the Revolving Loan).

Any payment on the Loans not made within seven days after the due date is subject to a late payment fee equal to 5% of the overdue amount.  Upon the occurrence and during the continuance of an event of default, the interest rate of both Loans is increased by 3% and MBT may, at its option, declare the Loans immediately due and payable in full.

The Credit Agreement and Security Agreement contain representations and warranties, affirmative, negative and financial covenants, and events of default that are customary for loans of this type.

A copy of the Credit Agreement, Security Agreement, Term Note A and Revolving Credit Note are attached as exhibits to this report, and the above descriptions are qualified by reference to the complete text of those documents.  Copies of those documents have been included to provide investors with information regarding their terms and are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in those documents were made only for purposes of the MBT credit facility as of the specific dates therein, are solely for the benefit of the Company and MBT, may be subject to limitations agreed upon by the Company and MBT, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under those documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of representations and warranties may change after the Effective Date, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above concerning the Credit Agreement, Security Agreement, Term Note A and Revolving Credit Note are incorporated into this Item 2.03 by this reference.

Item 8.01

Other Events.

Termination of Business Loan

On September 4, 2018, the Business Loan Agreement (the “Loan Agreement”) between the Company and Farmers & Merchants Bank of Long Beach, terminated pursuant to the Company’s request in order to accommodate the MBT credit facility described in Item1.01.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated September 6, 2018, between Pro-Dex, Inc. and Minnesota Bank & Trust
10.2	Security Agreement, dated September 6, 2018, by Pro-Dex, Inc. in favor of Minnesota Bank & Trust
10.3	Term Note A, dated September 6, 2018, by Pro-Dex, Inc. in favor of Minnesota Bank & Trust
10.4	Revolving Credit Note, dated September 6, 2018, by Pro-Dex, Inc. in favor of Minnesota Bank & Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2018	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Credit Agreement, dated September 6, 2018, between Pro-Dex, Inc. and Minnesota Bank & Trust
10.2	Security Agreement, dated September 6, 2018, by Pro-Dex, Inc. in favor of Minnesota Bank & Trust
10.3	Term Note A, dated September 6, 2018, by Pro-Dex, Inc. in favor of Minnesota Bank & Trust
10.4	Revolving Credit Note, dated September 6, 2018, by Pro-Dex, Inc. in favor of Minnesota Bank & Trust